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Exhibit 10.17

FOURTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

        THIS FOURTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 23, 2002 (this "Amendment"), is by and among Edwards Lifesciences Financing LLC, a Delaware limited liability company ("Seller"), Edwards Lifesciences LLC, a Delaware limited liability company ("Servicer"), Blue Ridge Asset Funding Corporation, a Delaware corporation ("Blue Ridge"), the liquidity banks from time to time party to the Liquidity Agreement (the "Liquidity Banks;" together with Blue Ridge, the "Purchasers") and Wachovia Bank, National Association, as agent for the Purchasers (the "Agent"), and pertains to the Receivables Purchase Agreement dated as of December 21, 2000 amongst the parties hereto (as heretofore and hereby amended, the "Purchase Agreement"). Unless otherwise defined in this Amendment capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.

PRELIMINARY STATEMENTS

        WHEREAS, the Seller wishes to make certain amendments to the Purchase Agreement; and

        WHEREAS, the Agent and the Purchasers are willing to agree to such amendments.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Amendments.

          (a)   The definition of "Dilution Horizon Ratio" set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

  "Dilution Horizon Ratio" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originator during the most recent Settlement Period ending on such Cut-off Date (ii) the Net Pool Balance as of such Cut-off Date.

          (b)   The last sentence of the definition of "Eligible Receivable" set forth in Exhibit I to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

  Notwithstanding anything herein to the contrary, 50% of the sales generated by the Distributor Division as shown in the Monthly Report shall be deemed ineligible. The Agent reserves the right, in its reasonable discretion, to adjust such percentage based on information provided to the Agent pursuant to this Agreement.

          (c)   Section 9.1(h) is hereby amended and restated in its entirety to read as follows:

         (h)  As at the end of any Calculation Period:

          (i)  the three-month rolling average Delinquency Ratio shall exceed 4.50%,

         (ii)  the three-month rolling average Default Trigger Ratio shall exceed 8.75%, or

        (iii)  the three-month rolling average Dilution Ratio shall exceed 2.00%..

        2.     Representations and Warranties. In order to induce Blue Ridge and the Agent, on behalf of the other Purchasers, to enter into this Amendment, each of the Seller Parties hereby represents and warrants to Blue Ridge and the Agent, on behalf of the other Purchasers, as follows:

          (a)   The execution and delivery by such party of this Amendment, and the performance of its obligations under the Purchase Agreement as amended hereby, are within such party's organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

          (b)   This Amendment has been duly executed and delivered by such party, and the Purchase Agreement, as amended hereby, constitutes such party's legal, valid and binding obligation,

  enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and

          (c)   As of the date hereof, no event has occurred and is continuing that will constitute an Amortization Event or an Unmatured Amortization Event.

        3.     Conditions Precedent. This Amendment shall become effective as of the date first above written upon:

          (a)   execution and delivery to the Agent of a counterpart hereof by each of the parties hereto,

          (b)   execution and delivery to the Agent of a counterpart of an amended and restated Fee Letter by each of the parties thereto, and

        4.     Miscellaneous.

          (a)   CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

          (b)   Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          (c)   Ratification of Purchase Agreement. Except as expressly amended hereby, the Purchase Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

2

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

EDWARDS LIFESCIENCES FINANCING LLC
By:	/s/ BRUCE J. BENTCOVER
Name: Bruce J. Bentcover Title: Chief Financial Officer
EDWARDS LIFESCIENCES LLC
By:	/s/ BRUCE J. BENTCOVER
Name: Bruce J. Bentcover Title: Chief Financial Officer

[Edwards Signature Page to Third Amendment to Edwards RPA]

BLUE RIDGE ASSET FUNDING CORPORATION
By: Wachovia Bank, National Association, its attorney in fact
By:	/s/ DOUGLAS R. WILSON, SR.
Name: Douglas R. Wilson, Sr. Title: Vice President
WACHOVIA BANK, NATIONAL ASSOCIATION, as a Liquidity Bank and as Agent
By:	/s/ GARY G. FLEMING, JR.
Name: Gary G. Fleming, Jr. Title: Director

[Blue Ridge/Wachovia Signature Page to Third Amendment to Edwards RPA]

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FOURTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT